CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                             UPLAND PROPERTIES, INC.


         We the undersigned President and Secretary of UPLAND PROPERTIES, INC. do hereby certify as follows:

         That the Board of Directors of said corporation at a meeting duly convened, held on May 16, 1998, adopting a resolution to record the Amended Articles of Incorporation filed on September 12, 1996 as follows:

ARTICLE I is hereby amended to read as follows:

         That the name of the corporation is:
         WORLD WIDE WIRELESS COMMUNICATIONS, INC.

         The number of shares of the corporation outstanding and entitled to vote on as amendment to the articles of incorporation 8,024,000, that said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon pursuant to an action by written consent of the shareholders of UPLAND PROPERTIES, INC.


                                                             Douglas Haffer
                                                             -------------------
                                                             DOUGLAS HAFFER
                                                             President


                                                             -------------------
                                                             Secretary